EXHIBIT 99.1

Sontra Medical Reports Fourth Quarter and Fiscal Year 2004 Results and Business Update

FRANKLIN, Mass., February 16, 2005 — Sontra Medical Corporation (Nasdaq: SONT) announced today financial results for the fourth quarter and fiscal year ended December 31, 2004. For the three months ended December 31, 2004, the net loss applicable to common stockholders was $1,663,000, or $.08 per share, as compared to $2,794,000, or $.29 per share, for the same period in 2003. For the year ended December 31, 2004, the net loss applicable to common stockholders was $5,774,000, or $.34 per share, as compared to $6,156,000, or $.65 per share, in 2003. The Company completed a $4 million equity financing in December and ended the year with $9,515,000 in cash with no debt. The Company expects that its cash on hand will be sufficient to fund operations through at least June 2006.

Product Highlights:

SonoPrep(R) and Procedure Tray for Topical Lidocaine:

•	Seven regional distributors with sales representatives covering approximately 70% of hospital market are now selling SonoPrep.

•	Signed U.S. distribution agreement with VNUS Medical Technologies for the varicose vein market.

•	A combined sales force of 100 representatives now promotes SonoPrep.

•	SonoPrep featured in Time Magazine, Reader’s Digest, Popular Science, Health Magazine and Contemporary Pediatrics.

•	Completed two successful clinical trials in pediatric patients, the largest immediate target market for SonoPrep.

Continuous Non-Invasive Glucose Monitoring System

•	Completed successful human clinical trial and system reliably detected real time changes in glucose (correlation of 90%).

Transdermal Vaccination:

•	Completed successful human trial at UMASS Medical Center demonstrating that SonoPrep facilitated the transdermal delivery of large antigenic proteins to induce an immune response.

“We have made significant progress rolling out the SonoPrep product for the $100 million topical lidocaine market and in the development of other transdermal products,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. “We are working closely with our new SonoPrep distributors and expect to have full U.S. distribution in place as planned by June 2005. We have improved the accuracy and reliability of our continuous non-invasive glucose monitoring system and the results of our October 2004 human clinical study conducted at Vanderbilt University clearly demonstrated the potential of our enabling technology. In that study, our system was more accurate than the MiniMed implantable sensor and the Cygnus GlucoWatch, especially in the detection of hypoglycemia. We have refined our product strategy and are now developing a continuous glucose monitor for post-surgical intensive care. The hospital product is being developed in parallel with the home testing and physician diabetes management products. During 2005, we expect to complete product definition and begin product development so that we can commence pivotal FDA clinical studies and potentially launch the hospital product by the end of 2006.”

Dr. Davison added, “For transdermal vaccination, we expect to commence two additional human clinical studies during the first half of 2005, a hepatitis A vaccine study at UMASS Medical Center and a flu vaccine study at St. Louis University. Based on our initial clinical results, we are confident that the SonoPrep technology can address major health challenges of the $5 billion glucose testing market and the $3 billion vaccine market. We also believe we have the potential to change the existing transdermal drug delivery model and be the first company to deliver large molecular weight drugs through the skin.”

Conference Call Information

Sontra will host a live conference call and listen-only Webcast on Thursday, February 17, 2005 at 11 a.m. ET to provide a business update and discuss its fourth quarter and fiscal year 2004 financial results.

To participate in the conference call, please dial: 1-973-409-9259.

A listen-only Webcast and replay of the conference call are available at http://www.sontra.com.

About Sontra Medical Corporation (http://www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science. Sontra’s SonoPrep ultrasound-mediated skin permeation technology combined with technical competencies in transdermal drug formulation, delivery systems and biosensors is creating a new paradigm in transdermal drug delivery and diagnosis. The SonoPrep technology has demonstrated strong results from its initial human clinical trials at leading universities and medical centers for several billion dollar market opportunities including the transdermal delivery of vaccines and large molecule drugs and continuous non-invasive glucose monitoring. Sontra is currently marketing the SonoPrep device and procedure tray for use with topical lidocaine to achieve rapid (within five minutes) skin anesthesia.

SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, the expected benefits, market opportunities, distribution and market acceptance of the SonoPrep device and technology, the expected size of the markets for the SonoPrep device and technology, Sontra’s expected ability to commercialize additional products, and Sontra’s business, research, marketing and distribution strategies and product development plans. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward- looking statements: adverse results in product development, clinical trials, commercialization efforts, product distribution and market acceptance; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; the commercial success of products; and the requirement for substantial funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Annual Report on Form 10-KSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward- looking statements made by us.

Contacts:

Sean Moran, Sontra Medical CFO

508-553-8850 ext 234

or

Evan Smith, CFA / Erica Pettit, Financial Dynamics

212-850-5606 / 212-850-5614

SONTRA MEDICAL CORPORATION

Consolidated Statements of Loss

	For the Years Ended December 31,		For the Three Months Ended December 31,
	2004	2003	2004	2003
Product revenues	$33,565	$—	$18,811	$—
Licensing revenue	—	1,500,000	—	—
Total revenue	33,565	1,500,000	18,811	—
Cost of product revenue	16,680	—	10,356	—
Gross margin	16,885	1,500,000	8,455	—

Operating Expenses:
Research and development	3,039,450	2,265,519	974,665	782,528
Selling, general and administrative	2,423,806	1,740,555	731,845	552,625
Total operating expenses	5,463,256	4,006,074	1,706,510	1,335,153

Loss from operations	(5,446,371)	(2,506,074)	(1,698,055)	(1,335,153)

Interest income	86,189	26,620	36,929	12,126
Net loss	(5,360,182)	(2,479,454)	(1,661,126)	(1,323,027)
Accretion of dividend and beneficial conversion feature on Series A Convertible Preferred Stock	(413,901)	(3,676,590)	(1,449)	(1,470,579)
Net loss applicable to common shareholders	$(5,774,083)	$(6,156,044)	$(1,662,575)	$(2,793,606)

Net loss per common share, basic and diluted	$(0.34)	$(0.65)	$(0.08)	$(0.29)

Basic and diluted weighted average common shares outstanding	16,763,798	9,467,912	19,840,477	9,719,192

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of December 31,
	2004	2003
Assets:
Current Assets:
Cash and cash equivalents	$9,515,244	$4,868,933
Accounts receivable	16,821	1,500,000
Legal settlement receivable	250,000	—
Inventory, net	152,642	—
Prepaid expenses and other current assets	69,492	66,075
Total current assets	10,004,199	6,435,008

Property and Equipment, at cost:
Computer equipment	206,970	171,272
Office and laboratory equipment	492,377	405,285
Furniture and fixtures	14,288	14,288
Manufacturing equipment	182,210	144,695
Leasehold improvements	174,698	166,289
	1,070,543	901,829

Less-accumulated depreciation and amortization	(655,242)	(498,341)
Net property and equipment	415,301	403,488

Other Assets:
Restricted cash	38,997	48,746
Other assets	2,000	2,000
Total assets	$10,460,497	$6,889,242

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$358,530	$136,810
Accrued expenses	759,051	465,092
Total current liabilities	1,117,581	601,902

Commitments

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at December 31, 2004 (preference in liquidation of $76,291) and 6,495,000 shares at December 31, 2003	76,291	6,628,842

Common stock, $0.01 par value, authorized 40,000,000 shares, issued and outstanding 21,935,732 shares at December 31, 2004 and 10,102,992 shares at December 31, 2003	219,358	101,030
Additional paid-in capital	32,674,740	17,952,721
Deferred stock-based compensation	(244,912)	(372,874)
Accumulated deficit	(23,382,561)	(18,022,379)
Total stockholders’ equity	9,342,916	6,287,340

Total liabilities and stockholders’ equity	$10,460,497	$6,889,242